Calculation of Filing Fee Tables
S-8
RedHill Biopharma Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value NIS 0.01 per share (1)	Other	4,000,000,000	$ 0.0001	$ 400,000.00	0.0001381	$ 55.24
Total Offering Amounts:						$ 400,000.00		$ 55.24
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 55.24
Offering Note
[1]	(1) Deposited as American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares registered hereby, par value NIS 0.01 per share ("Ordinary Shares"), of Redhill Biopharma Ltd. (the "Company") are registered on a separate registration statement on Form F-6 (File No. 333-268713). Each ADS represents ten thousand (10,000) Ordinary Shares. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Ordinary Shares that become issuable under the Redhill Biopharma Ltd. Amended and Restated Award Plan (2010), as amended by reason of any stock dividend, stock split, or other similar transaction. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based on the average of the high and low prices of the Company's ADSs reported on the NASDAQ Capital Market on January 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A